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                                                                     Exhibit l.4

                                October 25, 2004

Bell Boyd & Lloyd LLC
Three First National Plaza
Suite 3300
Chicago, Illinois 60602

Re:     Nuveen Equity Premium Income Fund

        As special Massachusetts counsel for Nuveen Equity Premium Income Fund (the "Registrant"), we consent to the incorporation by reference of our opinion filed with pre-effective amendment no. 2 to the Registrant's registration statement on Form N-2 on September 24, 2004.

        In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,


                                             BINGHAM McCUTCHEN LLP